EXHIBIT 10.33

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of May 5, 2003, between U.S. Home Systems, Inc., a Delaware corporation with principal executive offices located at 750 State Highway 121 Bypass, Suite 170, Lewisville, Texas 75067 (the “Company”), and Bibicoff & Associates, Inc., 15060 Ventura Boulevard, Suite 240, Sherman Oaks, California 91403 (“Buyer”).

WHEREAS, Buyer desires to purchase from the Company, and the Company desires to issue and sell to the Buyer, upon the terms and subject to the conditions of this Agreement, 50,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1    Transaction.    Buyer hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Shares.

Section 1.2    Purchase Price; Form of Payment.    The purchase price for the Shares to be purchased by Buyer hereunder shall be $5.50 per share, an aggregate of $275,000 (the “Purchase Price”). Buyer shall pay the Purchase Price by delivering to the Company the amount of $50, in cash or check, and by delivering to the Company a promissory note in the principal amount of $274,950 in substantially the form and substance of the promissory note attached hereto as Exhibit A (the “Note”).

Section 1.3    Method of Payment.    Simultaneously with the execution of this Agreement, Buyer shall transmit the Purchase Price to the Company and the Company shall issue the Shares. Payment of the Purchase Price shall be made as follows:

(a)    delivery of $50 to the Company by cash, check or any other means acceptable to the Company.

(b)    delivery of the executed Note to the Company.

(c)    delivery to the Company by Buyer of an executed stock pledge agreement in substantially the form and substance of the stock pledge agreement attached hereto as Exhibit B (the “Pledge Agreement”).

(d)    delivery to the Company by Buyer of a guaranty signed by Harvey Bibicoff in substantially the form and substance of the guaranty attached hereto as Exhibit C (the “Guaranty”).

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ARTICLE II

THE COMPANY’S RIGHT TO REPURCHASE SHARES

Section 2.1    Right to Repurchase Shares.    Buyer hereby grants to the Company an option (the “Option”) to repurchase the Shares for $5.55 per share, an aggregate of $277,500 (the “Repurchase Price”) at any time until 5:00 p.m. Dallas, Texas time on January 31, 2004, when the Option shall expire.

Section 2.2    Consideration for Option.    As consideration for the grant of the Option by Buyer to the Company, the Company, simultaneously with the execution of this Agreement, shall pay to Buyer $0.20 per share, an aggregate of $10,000 (the “Option Price”).

Section 2.3    Method of Payment; Repurchase Price.    Upon exercise of the Option, the Company shall deliver to Buyer the Repurchase Price and Buyer shall deliver to the Company the stock certificate(s) representing the Shares with a duly executed stock assignment for the Shares. Payment for the Repurchased Shares may be made by setting off the principal balance plus accrued interest of the Note against the Repurchase Price with the remaining balance of the Repurchase Price, if any, to be paid to Buyer in cash, check or other form of payment acceptable to Buyer. The Company shall also release its security interest in the Repurchased Shares under the Pledge Agreement. The repurchased Shares shall be assigned, transferred and conveyed to the Company by Buyer free and clear of all liens, pledges, security interests, claims, charges or other encumbrances.

ARTICLE III

BUYER’S REPRESENTATIONS, WARRANTIES; ACCESS TO INFORMATION;

INDEPENDENT INVESTIGATION

Buyer represents and warrants to and covenants and agrees with the Company as follows:

Section 3.1    Purchase for Investment Only.    Buyer is purchasing the Shares for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

Section 3.2    Accredited Investor.    Buyer is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Shares, and (iv) able to afford the loss of its investment in the Shares.

Section 3.3    Registration Exemption.    Buyer understands that the Shares are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and “blue sky” laws, and that the Company is relying upon the accuracy of, and Buyer’s compliance with, Buyer’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Shares.

Section 3.4    Buyer Investigations.    Buyer acknowledges that in making its decision to purchase the Shares it has been given an opportunity to ask questions of and to receive answers

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from the Company’s executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Shares by the Company. Buyer further acknowledges that it has requested and received from the Company such documents and other information as Buyer has deemed necessary to evaluate the Company, its business and financial condition.

Section 3.5    No Approvals.    Buyer understands that the Shares have not been approved or disapproved by the Securities and Exchange Commission (the “Commission”) or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to Buyer of the Shares and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

Section 3.6    Authorization.    The Documents (as defined herein) have been duly and validly authorized, executed and delivered by Buyer and are valid and binding agreements of Buyer enforceable against Buyer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. For purposes of this Agreement, the term “Documents” means (i) this Agreement; (ii) the Note, a copy of which is annexed hereto as Exhibit A; (iii) the Pledge Agreement of even date herewith between the Company and Buyer, a copy of which is annexed hereto as Exhibit B; and (iv) the Guaranty, a copy of which is annexed hereto as Exhibit C.

Section 3.7    Not Broker-Dealer.    Neither Buyer nor any of its affiliates is a broker-dealer registered as such with the Commission.

Section 3.8    Finder’s Fee.    There is no finder’s fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Buyer is liable or responsible.

ARTICLE IV

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Buyer that:

Section 4.1    Organization.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2    Authority; Validity and Enforceability.    The Company has the requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder (including the issuance, sale and delivery to Buyer of the Shares). The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and

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contribution may be limited by federal or state securities laws or the public policy underlying such laws.

Section 4.3    Finder’s Fee.    There is no finder’s fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which the Company is liable or responsible.

ARTICLE V

THE COMPANY’S COVENANTS AND ACKNOWLEDGMENTS

Section 5.1    Delivery of Shares.    As of the Closing Date, the Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal or other similar rights, except as set forth in this Agreement, the Note and Pledge Agreement.

Section 5.2    Use of Proceeds.    The Company shall use the net proceeds from the sale of the Shares solely for general corporate and working capital purposes.

ARTICLE VI

BUYER’S COVENANTS AND ACKNOWLEDGMENTS

Section 6.1    Restrictive Legend.    Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Shares shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares until such legend has been removed):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON (I) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (II) REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.”

Section 6.2    No Encumbrance of Shares.    Buyer further acknowledges and agrees that until the full payment of the Note and expiration of the Option, Buyer shall not sell, pledge, transfer, or in any way encumber the Shares.

ARTICLE VII

PIGGY-BACK REGISTRATION RIGHTS

Section 7.1    Other Registration Rights.    Buyer acknowledges that the Company has granted certain registration rights to other parties and that the registration rights granted herein to Buyer are subject to the terms of the prior registration rights granted to others by the Company.

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Section 7.2    Piggy-Back Registration Rights.    If the Company decides, including as required under any demand registration rights agreement, to register any of its common stock or securities convertible into or exchangeable for common stock under the Securities Act on a form which is suitable for an offering for cash or shares of the Company held by third parties and which is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Company will promptly give written notice to Buyer of its intention to effect such a registration. Subject to Section 7.3 below, the Company shall include the Shares that Buyer requests be included in such registration by a written notice delivered to the Company within fifteen (15) days after the notice given by the Company. Buyer agrees that any securities it requests to be included in a Company registration pursuant to this Section 7.2 shall be included by the Company on the same form of registration statement as has been selected by the Company for the securities the Company is registering for sale for its own account.

Section 7.3    Underwritten Offering.    If the registration involves an underwritten offering, the Company will not be required to register Buyer’s Shares in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a “Cutback”), which recommendation, and supporting reasoning, shall be delivered to Buyer. If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, (ii) second, to the other holders, who were granted registration rights prior to Buyer, requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration, and (iii) third, to Buyer requiring such registration on the basis of the number of Shares for which Buyer requested registration.

Section 7.4    Termination.    If Buyer elects to terminate its participation in any registration filed pursuant to this Article VII, the Company will have no obligation to register the Shares sought to be included by Buyer in any other registration. If the Company for any reason terminates any registration statement which includes the Shares, the rights of Buyer hereunder shall not terminate. If the Company includes in such registration any securities to be offered by it, all registration expenses of Buyer, except for underwriting discounts and commissions attributable to the Shares and fees and expenses of Buyer’s attorneys and accountants, will be borne by the Company.

ARTICLE VIII

CLOSING DATE

The date and time of the issuance and sale of the Shares (the “Closing Date”) shall be on the execution date of this Agreement, or such other date as agreed to by Buyer and the Company but not later than May 15, 2003. The issuance and sale of the Shares shall occur on the Closing Date at the offices of the Company. Notwithstanding anything to the contrary contained herein, the Company shall not be required to issue the Shares being purchased by Buyer unless the conditions set forth in Article IX hereof have been satisfied.

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ARTICLE IX

CONDITIONS TO THE COMPANY’S OBLIGATIONS

Buyer understands that the Company’s obligation to sell the Shares on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

Section 9.1    Delivery of Purchase Price.    Delivery by Buyer to the Company of the Purchase Price, including an executed Note, Pledge Agreement and Guaranty;

Section 9.2    No Material Inaccuracies or Failures in Performance.    The accuracy in all material respects on the Closing Date of the representations and warranties of Buyer contained in the Documents as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be determined as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to the Documents on or before the Closing Date; and

Section 9.3    No Government Restrictions.    There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

ARTICLE X

CONDITIONS TO BUYER’S OBLIGATIONS

The Company understands that Buyer’s obligation to purchase the Shares on the Closing Date pursuant to this Agreement is conditioned upon:

Section 10.1    Payment of Option Purchase Price.    Delivery by the Company to Buyer of the Option Price;

Section 10.2    No Material Inaccuracies or Failures in Performance.    The accuracy in all respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be determined as of such specified date) and the performance by the Company in all respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date;

Section 10.3    No Government Restrictions.    There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Documents; and

Section 10.4    Certificates.    Delivery by the Company of certificates for the Shares.

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ARTICLE XI

TERMINATION

Section 11.1    Termination by Mutual Written Consent.    This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Buyer.

Section 11.2    Termination by the Company or Buyer.    This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Buyer if (i) the Closing shall not have occurred at or prior to 5:00 p.m., Central Daylight time, on May 15, 2003 (the “Latest Closing Date”).

Section 11.3    Termination by Buyer.    This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyer at any time prior to the Closing Date, if (i) the Company shall have failed to comply with any of its covenants or agreements contained in this Agreement, (ii) there shall have been a breach by the Company with respect to any representation or warranty made by it in this Agreement, or (iii) the Company shall have failed to satisfy the conditions set forth in Article X hereof.

Section 11.4    Termination by the Company.    This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) Buyer shall have failed to comply with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by Buyer with respect to any representation or warranty made by it in this Agreement, or (iii) Buyer shall have failed to satisfy the conditions set forth in Article IX hereof.

ARTICLE XII

SURVIVAL; INDEMNIFICATION

Section 12.1    Survival.    The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby for a period of 18 months after the Closing Date. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity.

Section 12.2    Indemnification by Buyer.    Buyer hereby agrees to indemnify and hold harmless the Company, its affiliates and their respective officers, directors, employees, attorneys and accountants (collectively, the “Company Indemnitees”), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

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(a)    any misrepresentation, omission of fact, or breach of any of the respective Buyer’s representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement or the other Documents; or

(b)    any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement or the other Documents.

Section 12.3    Indemnification by the Company.    The Company hereby agrees to indemnify and hold harmless Buyer, its affiliates and their respective officers, directors, employees, attorneys and accountants (collectively, the “Buyer Indemnitees”), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies, and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

(a)    any misrepresentation, omission of fact, or breach of any of the respective Company’s representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents; or

(b)    any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents.

ARTICLE XIII

MISCELLANEOUS

Section 13.1    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH OF THE PARTIES CONSENTS TO THE JURISDICTION OF THE FEDERAL COURTS WHOSE DISTRICTS ENCOMPASS ANY PART OF THE CITY OF DALLAS OR THE STATE COURTS OF THE STATE OF TEXAS SITTING IN THE CITY OF DALLAS IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS AGREEMENT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTIONS.

Section 13.2    Counterparts.    A signed facsimile transmission of this Agreement shall constitute delivery thereof and shall be legal and binding on all parties hereto. This Agreement

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may be signed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

Section 13.3    Headings.    The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 13.4    Severability.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

Section 13.5    Amendment.    This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

Section 13.6    Notices.    Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

(a)    if to the Company, to:

750 State Highway 121 Bypass, Suite 170

Lewisville, Texas 75067

(214) 488-6300 (Phone)

(972) 459-4800 (Fax)

Attention: Murray H. Gross

with a copy to:

Richard B. Goodner, Esq.

Jackson Walker L.L.P.

901 Main Street, Suite 6000

Dallas, Texas 75202

(214) 953-6167

(214) 953-5822 (Fax)

(b)    if to Buyer, to such address as is designated on the signature page hereto.

The Company or Buyer may change the foregoing address by notice given pursuant to this Section 13.6.

Section 13.7    Confidentiality.    Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the Company as being confidential without the prior written approval of the Company; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain and information

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which is required to be disclosed by law (including, without limitation, pursuant to the Securities Act and the Securities Exchange Act of 1934).

Section 13.8    Assignment.    This Agreement shall not be assignable by either of the parties hereto without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void.

Section 13.9    Parties in Interest; No Third Party Beneficiaries.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon an person not a party hereto any rights or remedies hereunder.

Section 13.10    Separate Counsel.    Buyer hereby expressly acknowledges that it has been advised to seek its own separate counsel for advice with respect to this Agreement.

Section 13.11    Waiver.    No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

Section 13.12    Entire Agreement.    This Agreement, the Note, the Pledge Agreement executed as of the date hereof by Buyer and the Company, and the Guaranty constitute the entire agreement between the Company, Buyer and Guarantor relating to the subject matter hereof and supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

COMPANY: U.S. HOME SYSTEMS, INC., a Delaware corporation

By:	/s/ Murray H. Gross
Murray H. Gross, President and Chief Executive Officer

BUYER: BIBICOFF & ASSOCIATES, INC.

By:	/s/ Harvey Bibicoff
Harvey Bibicoff, President

Address: 15060 Ventura Boulevard Suite 240 Sherman Oaks, California 91403

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